Exhibit 32

Certification of Principal Executive and Principal Financial Officer Pursuant to

18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350 and in connection with the Annual Report on Form 10-K of Nuo Therapeutics, Inc. (the “Company”) for the year ended December 31, 2022 (the “Report”), I, David E. Jorden, Chief Executive and Chief Financial Officer of the Company, hereby certify that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2023

/s/ David E. Jorden

David E. Jorden

Chief Executive Officer and Chief Financial Officer

(Principal Executive Officer and Principal Financial Officer)